                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports First Quarter Fiscal 2021 Results
•Net sales $787 million, growth of 20%
◦Double-digit growth in all business segments
◦Strong online demand - U.S. eCommerce net sales increased 38%
◦Net sales in March grew 59%
•Strong improvement in profitability
◦Operating margin 16.2%; adjusted operating margin 16.3%
◦Diluted EPS $1.96 vs. loss per diluted share of $1.82 last year
◦Adjusted diluted EPS $1.98 vs. adjusted loss per diluted share of $0.81 last year
•Company raises full year fiscal 2021 outlook
◦Net sales growth of approximately 10%
◦Adjusted diluted EPS growth of approximately 40%
•$1.8 billion in total liquidity at quarter end
•Board of Directors authorizes resumption of quarterly dividend at $0.40 per share
ATLANTA, April 30, 2021 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its first quarter fiscal 2021 results.
“Our first quarter sales and earnings meaningfully exceeded our expectations, with growth in each of our retail, wholesale, and international business segments,” said Michael D. Casey, Chairman and Chief Executive Officer. “We saw demand for our brands surge in March driven by the strength of our Spring product offerings, unprecedented government stimulus supporting families with young children, and progress with vaccinations enabling more children to return to school.
“In the first quarter, we achieved a record gross profit margin and our best operating profit margin in over a decade. This performance reflects our focus on more effective promotions, inventory management, improved price realization, and productivity.

“Given our strong start to the year, we have raised our sales and earnings forecasts for 2021. We have also amended our credit facility to enable the resumption of capital distributions, which were temporarily suspended in the early days of the pandemic. Accordingly, our Board of Directors has declared a dividend payable to shareholders commencing in the second quarter.
“Despite ongoing pandemic-related challenges, we believe the strength of our brands, unparalleled multi-channel model, depth of relationships with essential retailers, and strong value proposition will enable us to achieve our growth objectives. And, with the continued progress with vaccinations, we believe Carter’s is well positioned to benefit from a global recovery from the pandemic.”
Adjustments to Reported GAAP Result
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s core performance. These measures are presented for informational purposes only. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Fiscal Quarter Ended
	April 3, 2021				March 28, 2020
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating (Loss)	% Net Sales	Net (Loss)	Diluted EPS
As reported (GAAP)	$127.5	16.2%	$86.2	$1.96	$(78.5)	(12.0)%	$(78.7)	$(1.82)
COVID-19 expenses	2.1		1.6	0.04	2.8		2.1	0.05
Restructuring costs	0.5		0.4	0.01	3.9		3.0	0.07
Retail store operating leases and other long-lived asset impairments, net of gain	(1.5)		(1.2)	(0.03)	1.2		0.9	0.02
Intangible asset impairment	—		—	—	26.5		20.2	0.46
Goodwill impairment	—		—	—	17.7		17.7	0.40
As adjusted	$128.5	16.3%	$87.0	$1.98	$(26.3)	(4.0)%	$(34.8)	$(0.81)
Note: Results may not be additive due to rounding.

Consolidated Results
First Quarter of Fiscal 2021 compared to First Quarter of Fiscal 2020
Net sales increased $132.9 million, or 20.3%, to $787.4 million, reflecting strong growth in all business segments. The Company’s U.S. Retail, U.S. Wholesale, and International segments grew 27%, 12%, and 19%, respectively. Consolidated net sales in fiscal March increased 59% compared to the prior year period. Demand for the Company’s brands, including traffic to its retail stores, improved meaningfully following the passage of the $1.9 trillion pandemic relief legislation on March 11, 2021. First quarter fiscal 2020 results were adversely affected by store closures in North America and lower wholesale customer shipments as a result of the COVID-19 pandemic. Favorable changes in foreign currency exchange rates improved consolidated net sales in the first quarter of fiscal 2021 by $3.1 million.
Operating income increased $206.0 million to $127.5 million, compared to an operating loss of $78.5 million in the first quarter of fiscal 2020. Operating margin improved to 16.2%, compared to (12.0%) in the prior year period. Adjusted operating income (a non-GAAP measure) increased $154.9 million to $128.5 million, compared to an adjusted operating loss of $26.3 million in the first quarter of fiscal 2020. First quarter fiscal 2020 adjusted operating income reflected store closures in North America, lower wholesale customer shipments, and higher inventory and bad debt provisions related to the COVID-19 pandemic. Adjusted operating margin increased to 16.3%, compared to (4.0%) in the prior year period, reflecting the strong performance of the Company’s Spring product offering, including improved price realization, the absence of COVID-related inventory provisions, and expense leverage.
Net income increased $164.9 million to $86.2 million, or $1.96 per diluted share, compared to a net loss of $78.7 million, or $1.82 per diluted share, in the first quarter of fiscal 2020. Adjusted net income (a non-GAAP measure) increased $121.7 million to $87.0 million, compared to a net loss of $34.8 million in the first quarter of fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) improved to $1.98, compared to an adjusted loss per diluted share of $0.81 in the first quarter of fiscal 2020.
Net cash used in operations in the first quarter of fiscal 2021 was $39.5 million compared to net cash used in operations of $14.3 million in the first quarter of fiscal 2020. The increase in net cash used in operating activities reflects strong net income offset by changes in vendor payment terms.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Liquidity and Return of Capital
The Company’s total liquidity at the end of the first quarter of fiscal 2021 was $1.8 billion, comprised of cash and cash equivalents of $1.05 billion and approximately $745 million in available borrowing capacity on its secured revolving credit facility.
On May 4, 2020, the Company entered into an agreement with its lenders to amend its secured revolving credit facility. Among other provisions, the amendment permitted borrowing additional capital and provided financial covenant flexibility through the third fiscal quarter of 2021 while restricting the Company’s ability to pay cash dividends or repurchase its common stock.

As previously announced, on April 21, 2021, the Company further amended its secured revolving credit agreement to permit the Company, subject to certain restrictions, to pay cash dividends and repurchase common stock in aggregate amounts up to $250 million through the date the Company delivers its financial statements and associated certificates relating to the third fiscal quarter of 2021. Thereafter, provisions of the Company's secured revolving credit facility largely revert to their pre-pandemic terms.
The Company’s Board of Directors on April 27, 2021 approved a quarterly cash dividend of $0.40 per share for payment on May 28, 2021, to shareholders of record at the close of business on May 12, 2021. The Company’s Board of Directors will evaluate future distributions of capital, including share repurchases and dividends, based on a number of factors, including restrictions under the Company’s revolving credit facility, business conditions, the Company’s financial performance, and other considerations.
2021 Business Outlook
The Company’s outlook for the balance of fiscal year 2021 contemplates marketplace risks and opportunities with uncertain potential effects on business results. Marketplace risks include: supply chain disruptions, higher transportation costs, pandemic-related birth count declines, COVID-19 case trends, store traffic, product cost inflation, international consumer demand, and the promotional environment. Opportunities include: share gains resulting from the Company’s market-leading product assortments and differentiated marketing capabilities, accelerated vaccination rates, less restrictive business and social gathering directives, a return to in-person classroom instruction, and the benefit of child tax credits and additional government stimulus.
Factors forecasted to adversely affect the comparability of second half 2021 results to the prior year period include: changes in the timing of wholesale shipments, retail store closures, increased compensation provisions, higher effective tax rates, and in 2020, the release of inventory reserves and a 53 week fiscal year. Accordingly, the Company’s strong first quarter fiscal 2021 performance may not be replicated in subsequent quarters in the balance of the year.
For fiscal 2021 (a 52 week fiscal year), the Company projects net sales will increase approximately 10% and adjusted diluted earnings per share will increase approximately 40% compared to adjusted diluted earnings per share of $4.16 in fiscal 2020. This forecast excludes: 1) approximately $7 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies, 2) approximately $1 million of restructuring costs, and 3) a benefit of approximately $1.5 million related to a gain on modifications of previously-impaired leases.

For the second quarter of fiscal 2021, the Company projects net sales will increase approximately 35%, adjusted operating income will increase approximately 35% (compared to adjusted operating income of $41.1 million in the second quarter of fiscal 2020) and adjusted diluted earnings per share will increase approximately 25% (compared to adjusted diluted earnings per share of $0.54 in the second quarter of fiscal 2020). This forecast excludes approximately $2 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies.
Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2021 results and its business outlook on April 30, 2021 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 334-777-6978. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” A replay of the call will be available shortly after the broadcast through May 30, 2021, at 888-203-1112 (U.S. / Canada) or +1 719-457-0820 (international), passcode 5767324. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through over 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s future outlook, earnings, liquidity, strategy, and investments. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Net sales	$787,361	$654,473
Cost of goods sold	401,731	403,373
Adverse purchase commitments (inventory and raw materials), net	(6,330)	22,837
Gross profit	391,960	228,263
Royalty income, net	7,463	7,338
Selling, general, and administrative expenses	271,927	269,837
Goodwill impairment	—	17,742
Intangible asset impairment	—	26,500
Operating income (loss)	127,496	(78,478)
Interest expense	15,348	8,864
Interest income	(225)	(464)
Other (income) expense, net	(917)	4,818
Income (loss) before income taxes	113,290	(91,696)
Income tax provision (benefit)	27,094	(13,002)
Net income (loss)	$86,196	$(78,694)

Basic net income (loss) per common share	$1.96	$(1.82)
Diluted net income (loss) per common share	$1.96	$(1.82)
Dividend declared and paid per common share	$—	$0.60

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 3, 2021	% of Total Net Sales	March 28, 2020	% of Total Net Sales
Net sales:
U.S. Retail	$407,067	51.7%	$320,717	49.0%
U.S. Wholesale	283,377	36.0%	252,130	38.5%
International	96,917	12.3%	81,626	12.5%
Total net sales	$787,361	100.0%	$654,473	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$76,521	18.8%	$(32,376)	(10.1)%
U.S. Wholesale	70,058	24.7%	2,231	0.9%
International	9,734	10.0%	(27,705)	(33.9)%
Corporate expenses(*)	(28,817)	n/a	(20,628)	n/a
Total operating income (loss)	$127,496	16.2%	$(78,478)	(12.0)%

(*)Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

	Fiscal Quarter Ended April 3, 2021
(dollars in millions)	U.S. Retail	U.S. Wholesale	International
Incremental costs associated with COVID-19 pandemic	$1.1	$0.9	$0.1
Retail store operating leases and other long-lived asset impairments, net of gain	(1.5)	—	—
Total charges	$(0.4)	$0.9	$0.1

(*)The first fiscal quarter ended April 3, 2021 also includes corporate charges related to organizational restructuring of $0.5 million.

	Fiscal Quarter Ended March 28, 2020
(dollars in millions)	U.S. Retail	U.S. Wholesale	International
Organizational restructuring(*)	$1.5	$0.6	$0.3
Goodwill impairment	—	—	17.7
Skip Hop tradename impairment charge	0.5	6.8	3.7
OshKosh tradename impairment charge	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic	2.2	0.3	0.3
Retail store operating leases and other long-lived asset impairments, net of gain	1.2	—	—
Total charges	$19.0	$9.3	$22.3

(*)The first fiscal quarter ended March 28, 2020 also includes corporate charges related to organizational restructuring of $1.6 million.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	April 3, 2021	January 2, 2021	March 28, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,053,690	$1,102,323	$759,100
Accounts receivable, net of allowance for credit losses of $6,695, $5,940, and $10,620, respectively	240,212	186,512	221,884
Finished goods inventories, net of inventory reserves of $15,581, $14,206, and $35,597, respectively	560,683	599,262	565,932
Prepaid expenses and other current assets	63,290	57,927	43,349
Total current assets	1,917,875	1,946,024	1,590,265
Property, plant, and equipment, net of accumulated depreciation of $557,608, $583,980, and $542,158, respectively	248,799	262,345	303,919
Operating lease assets	559,391	593,008	673,301
Tradenames, net	307,830	307,893	308,080
Goodwill	212,271	211,776	207,720
Customer relationships, net	36,596	37,510	39,785
Other assets	27,711	34,024	30,435
Total assets	$3,310,473	$3,392,580	$3,153,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$334,831	$472,140	$187,199
Current operating lease liabilities	172,117	185,152	161,341
Other current liabilities	149,911	135,240	79,135
Total current liabilities	656,859	792,532	427,675

Long-term debt, net	989,980	989,530	1,238,822
Deferred income taxes	56,990	52,770	65,260
Long-term operating lease liabilities	517,875	554,497	647,334
Other long-term liabilities	59,160	65,218	58,412
Total liabilities	$2,280,864	$2,454,547	$2,437,503

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 3, 2021, January 2, 2021, and March 28, 2020	$—	$—	$—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 43,947,659, 43,780,075, and 43,610,725 shares issued and outstanding at April 3, 2021, January 2, 2021, and March 28, 2020, respectively	440	438	436
Additional paid-in capital	21,904	17,752	—
Accumulated other comprehensive loss	(31,534)	(32,760)	(48,626)
Retained earnings	1,038,799	952,603	764,192
Total stockholders' equity	1,029,609	938,033	716,002
Total liabilities and stockholders' equity	$3,310,473	$3,392,580	$3,153,505

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income (loss)	$86,196	$(78,694)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property, plant, and equipment	23,183	22,433
Amortization of intangible assets	932	935
Provisions for excess and obsolete inventory, net	1,364	26,596
Goodwill impairment	—	17,742
Intangible asset impairments	—	26,500
Other asset impairments and (gain) loss on disposal of property, plant and equipment, net of recoveries	(25)	2,050
Amortization of debt issuance costs	738	353
Stock-based compensation expense	6,931	1,945
Unrealized foreign currency exchange loss, net	49	3,856
Provisions for doubtful accounts receivable from customers	766	4,270
Deferred income tax (benefit)	4,365	(10,053)
Effect of changes in operating assets and liabilities:
Accounts receivable	(54,484)	22,926
Finished goods inventories	37,812	(5,634)
Prepaid expenses and other assets	(5,186)	7,254
Accounts payable and other liabilities	(142,171)	(56,781)
Net cash used in operating activities	$(39,530)	$(14,302)

Cash flows from investing activities:
Capital expenditures	$(11,665)	$(8,068)
Proceeds from sale of investments	5,000	—
Net cash used in investing activities	$(6,665)	$(8,068)

Cash flows from financing activities:
Borrowings under secured revolving credit facility	$—	$644,000
Repurchases of common stock	—	(45,255)
Dividends paid	—	(26,260)
Withholdings from vesting of restricted stock	(3,588)	(4,712)
Proceeds from exercises of stock options	811	1,840
Net cash (used in) provided by financing activities	$(2,777)	$569,613

Net effect of exchange rate changes on cash and cash equivalents	339	(2,454)
Net (decrease) increase in cash and cash equivalents	$(48,633)	$544,789
Cash and cash equivalents, beginning of period	1,102,323	214,311
Cash and cash equivalents, end of period	$1,053,690	$759,100

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended April 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$392.0	49.8%	$271.9	34.5%	$127.5	16.2%	$27.1	$86.2	$1.96
COVID-19 expenses (b)	—		(2.1)		2.1		0.5	1.6	0.04
Restructuring costs (c)	—		(0.5)		0.5		0.1	0.4	0.01
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		1.5		(1.5)		(0.4)	(1.2)	(0.03)
As adjusted (a) (g)	$392.0	49.8%	$270.9	34.4%	$128.5	16.3%	$27.3	$87.0	$1.98

	Fiscal Quarter Ended March 28, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating (Loss)	% Net Sales	Income Taxes (Benefit)	Net (Loss)	Diluted EPS
As reported (GAAP)	$228.3	34.9%	$269.8	41.2%	$(78.5)	(12.0)%	$(13.0)	$(78.7)	$(1.82)
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
Restructuring costs (c)	—		(3.9)		3.9		0.9	3.0	0.07
COVID-19 expenses (b)	—		(2.8)		2.8		0.7	2.1	0.05
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(1.2)		1.2		0.3	0.9	0.02
As adjusted (a)	$228.3	34.9%	$261.9	40.0%	$(26.3)	(4.0)%	$(4.8)	$(34.8)	$(0.81)

	Fiscal Quarter Ended June 27, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes (Benefit)	Net Income	Diluted EPS
As reported (GAAP)	$235.5	45.7%	$218.1	42.4%	$21.0	4.1%	$(2.7)	$8.2	$0.19
COVID-19 expenses (b)	—		(13.0)		13.0		3.1	9.9	0.23
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(3.7)		3.7		0.9	2.8	0.06
Restructuring costs (c)	—		(3.5)		3.5		0.8	2.7	0.06
As adjusted (a)	$235.5	45.7%	$198.0	38.5%	$41.1	8.0%	$2.1	$23.6	$0.54

	Fiscal Year Ended January 2, 2021 (53 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,313.4	43.4%	$1,105.6	36.6%	$189.9	6.3%	$25.3	$109.7	$2.50
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (b)			(21.4)		21.4		5.2	16.2	0.37
Restructuring costs (c)	—		(16.6)		16.6		3.8	12.9	0.29
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(7.6)		7.6		1.8	5.8	0.13
As adjusted (a)	$1,313.4	43.4%	$1,059.9	35.0%	$279.8	9.3%	$42.3	$182.6	$4.16

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income (loss), net income (loss), and net income (loss) on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income (loss) or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(c)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(d)Impairments include an immaterial gain on the remeasurement of retail store operating leases.
(e)Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.
(f)Goodwill impairment charge recorded in the International segment.
(g)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME (LOSS) ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	43,370,744	43,355,635
Dilutive effect of equity awards(*)	129,198	—
Diluted number of common and common equivalent shares outstanding	43,499,942	43,355,635
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income (loss) per common share:
Net income (loss)	$86,196	$(78,694)
Income allocated to participating securities	(1,033)	(254)
Net income (loss) available to common shareholders	$85,163	$(78,948)
Basic net income (loss) per common share	$1.96	$(1.82)
Diluted net income (loss) per common share:
Net income (loss)	$86,196	$(78,694)
Income allocated to participating securities	(1,030)	(254)
Net income (loss) available to common shareholders	$85,166	$(78,948)
Diluted net income (loss) per common share	$1.96	$(1.82)
As adjusted (a):
Basic net income (loss) per common share:
Net income (loss)	$86,987	$(34,762)
Income allocated to participating securities	(1,043)	(254)
Net income (loss) available to common shareholders	$85,944	$(35,016)
Basic net income (loss) per common share	$1.98	$(0.81)
Diluted net income (loss) per common share:
Net income (loss)	$86,987	$(34,762)
Income allocated to participating securities	(1,040)	(254)
Net income (loss) available to common shareholders	$85,947	$(35,016)
Diluted net income (loss) per common share	$1.98	$(0.81)

(*)For the quarter ended March 28, 2020, there were 339,841 potentially dilutive equity awards that were excluded from the diluted earnings per share calculation because the Company incurred a net loss for this period and their inclusion would be anti-dilutive.

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.8 million and $43.9 million in after-tax expenses from these results for the fiscal quarters ended April 3, 2021 and March 28, 2020, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Four Fiscal Quarters Ended
	April 3, 2021	March 28, 2020	April 3, 2021
Net income (loss)	$86.2	$(78.7)	$274.6
Interest expense	15.3	8.9	62.5
Interest income	(0.2)	(0.5)	(1.3)
Income tax provision (benefit)	27.1	(13.0)	65.4
Depreciation and amortization	24.1	23.4	94.7
EBITDA	$152.5	$(59.9)	$496.0

Adjustments to EBITDA
Intangible asset impairment (a)	$—	$26.5	$—
Goodwill impairment (b)	—	17.7	—
COVID-19 expenses (c)	2.1	2.8	20.8
Restructuring costs (d)	(0.1)	3.9	12.2
Retail store operating leases and other long-lived asset impairments, net of gain (e)	(1.5)	1.2	4.9
Total adjustments	0.5	52.1	37.8
Adjusted EBITDA (f)	$153.0	$(7.8)	$533.8

(a)Related to the write-down of the OshKosh and Skip Hop tradename assets.
(b)Goodwill impairment charge recorded in the International segment.
(c)Expenses incurred due to the COVID-19 pandemic.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter and four fiscal quarters ended April 3, 2021 exclude $0.5 million and $1.0 million of depreciation expense included in the corresponding depreciation and amortization line item, respectively.
(e)Impairments include gain on the remeasurement of retail store operating leases.
(f)Adjusted EBITDA for fiscal quarter and four fiscal quarters ended April 3, 2021 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (f) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter ended April 3, 2021:

	Fiscal Quarter Ended
	Reported Net Sales April 3, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales April 3, 2021	Reported Net Sales March 28, 2020	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$787.4	$3.1	$784.2	$654.5	20.3%	19.8%
International segment net sales	$96.9	$3.1	$93.8	$81.6	18.7%	14.9%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.